Exhibit 10.5.1

Cambridge Enterprise Limited
University of Cambridge
10 Trumpington Street
Cambridge CB2 1QA UK
Tel: +44 (0)1223 760339
Fax:+44 (0)1223 764888
Email: enquiries@enterprise.cam.ac.uk
www.enterprise.cam.ac.uk
Dr Paul Rodgers
Psynova Neurotech Ltd
St John’s Innovation Centre
Cowley Road
Cambridge
CB4 0WS
2 March 2010
Dear Dr Rodgers
Extension to Framework Agreement dated 3rd March 2006 between the University of
Cambridge, CUTS (now Cambridge Enterprise) and Psynova Neurotech
In response to Psynova’s request of 17 February 2010, Cambridge Enterprise agrees to extend the Term of the Framework Agreement until 3rd March 2011 in accordance with the provisions of clause 8.2 of the Framework Agreement.
Please indicate your agreement by signing three copies of this letter agreement and return two copies to Cambridge Enterprise.

For and on behalf of Cambridge Enterprise Limited

Name:	Dr R C Jennings

Position:	Director
Cambridge Enterprise Ltd

Cambridge Enterprise Limited is registered in England and Wales Company Number 1069886 VAT Number GB 823 8476 09 Registered Office: The Old Schools, Trinity Lane, Cambridge CB2 ITN

For and on behalf of The Chancellor, Masters and Scholars of the University of Cambridge
Name: Monique Carew
Position: Assistant Director
For and on behalf of Psynova Neurotech Limited
Name:        PROF. C. R. LOWE
Position:     DIRECTOR